Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of common stock of Emergent Capital, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: August 7, 2017			PJC Investments, LLC

JSARCo, LLC			By:	/s/ Patrick J. Curry
				Name:	Patrick J. Curry
By:	TopCo 1, LLC, its Managing Member			Title:	Manager

By:	/s/ Joseph E. Sarachek		Patrick J. Curry
	Name:	Joseph Sarachek
	Title:	Manager	/s/ Patrick J. Curry

TopCo 1, LLC			InvestCo 1, LLC

By:	/s/ Joseph E. Sarachek		By:	/s/ Steven Key
	Name:	Joseph Sarachek		Name:	Steven Key
	Title:	Manager		Title:	Manager

Joseph E. Sarachek			Steven L. Key

/s/ Joseph E. Sarachek			/s/ Steven Key